                                                              Exhibit 11

                       ANCHOR PACIFIC UNDERWRITERS, INC.

                       COMPUTATION OF EARNINGS PER COMMON

                          AND COMMON SHARE EQUIVALENT

                                               Years Ended December 31,
                                           -----------------------------------
                                              1999         1998        1997
                                           -----------  ----------  ----------
Basic:
 Weighted average number of common shares
  outstanding.............................   4,710,056   4,708,580   4,612,153
                                           ===========  ==========  ==========
 Net loss................................. $(2,477,971) $ (775,330) $ (946,691)
                                           ===========  ==========  ==========
 Per share amount......................... $     (0.53) $    (0.16) $    (0.21)
                                           ===========  ==========  ==========
Diluted:
 Weighted average number of common shares
  outstanding.............................   4,710,056   4,708,580   4,612,153
 Net effect of stock options and
  warrants................................         --          --          --
 Net effect of convertible debentures
  outstanding end of period...............     779,750     444,444     444,444
                                           -----------  ----------  ----------
   Total..................................   5,489,806   5,153,024   5,056,597
                                           ===========  ==========  ==========
Net loss.................................. $(2,477,971) $ (775,330) $ (946,691)
Interest on convertible debt..............      44,970       7,666       6,000
                                           -----------  ----------  ----------
Net Income, after deducting interest on
 debentures............................... $(2,433,001) $ (767,664) $ (940,691)
                                           ===========  ==========  ==========
 Per share amount......................... $     (0.44) $    (0.15) $    (0.19)
                                           ===========  ==========  ==========